    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1998
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             CMS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)
                                    MICHIGAN
         (State or other jurisdiction of incorporation or organization)

                                   38-2726431
                      (I.R.S. Employer Identification No.)

                              FAIRLANE PLAZA SOUTH
                        330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9200
               (Address, including zip code, and telephone number
            including, area code, of registrant's principal offices)

                                 ALAN M. WRIGHT
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                        330 Town Center Drive, Suite 1100
                            Dearborn, Michigan 48126
                                 (313) 436-9200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------


It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           MICHAEL D. VAN HEMERT, ESQ.
                            ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                        330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602

                            -------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market and other conditions.

                            -------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
Title of each class                   Amount            Proposed                     Proposed                Amount of
securities to be                      to be             maximum offering             maximum aggregate       registration
registered                            registered (1)    price per security(1)(2)     offering price (1)(2)   fee(1)
-----------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities
Subordinated Debt Securities


Total                                $400,000,000               100%                    $400,000,000           $111,200

-----------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate principal amount or number of Debt Securities which may be senior or subordinated.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

                            -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998



                             CMS ENERGY CORPORATION


                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES

                                 ---------------


    We may offer up to $400,000,000 aggregate principal amount of our unsecured senior debt securities and our unsecured subordinated debt securities consisting of debentures, notes and other unsecured evidence of indebtedness, or any combination of these securities. For each type of securities, the amount, price and terms will be determined at or prior to the time of sale.

    We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


    We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in the related prospectus supplement.

    This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

                                 ---------------


                The date of this prospectus is December __, 1998

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CMS ENERGY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              AVAILABLE INFORMATION

    CMS Energy Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning CMS Energy's directors and officers, their remuneration, the principal holders of CMS Energy's securities and any material interest of such persons in transactions with CMS Energy is disclosed in proxy statements distributed to shareholders of CMS Energy and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 5000 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding CMS Energy. The outstanding shares of CMS Energy Common Stock and Class G Common Stock are listed on the NYSE and reports, proxy statements and other information concerning CMS Energy may also be inspected and copied at the offices of such exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by CMS Energy (File No. 1-9513) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this prospectus and shall be deemed to be a part hereof:

    (1) CMS Energy's Registration Statement on Form 8-B/A dated November 21,
        1996;

    (2) CMS Energy's Annual Report on Form 10-K for the year ended December 31, 1997;

    (3) CMS Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998; and

    (4) CMS Energy's Current Reports on Form 8-K dated June 23, July 30, October 2, and November 3, 1998.

    All documents subsequently filed by CMS Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering made by this prospectus (the "Offering") shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    CMS Energy undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to CMS Energy at its principal executive offices located at Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, Attention: Office of the Secretary, telephone:
(313) 436-9200.

    Certain information contained in this prospectus summarizes, is based upon, or refers to information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

                             CMS ENERGY CORPORATION

    CMS Energy Corporation, a Michigan corporation ("CMS Energy"), incorporated in 1987, is the parent holding company of Consumers Energy Company ("Consumers") and CMS Enterprises Company ("Enterprises"). Consumers, a combination electric and gas utility company serving in all 68 counties of Michigan's Lower Peninsula, is the largest subsidiary of CMS Energy. Consumers' customer base includes a mix of residential, commercial and diversified industrial customers, the largest segment of which is the automotive industry. Enterprises is engaged in several domestic and international energy-related businesses including: (i) oil and gas exploration and production; (ii) acquisition, development and operation of independent power production facilities; (iii) energy marketing, services and trading; (iv) storage, transmission and processing of natural gas; and (v) international energy distribution.

    CMS Energy conducts its principal operations through the following six business segments: (i) electric utility operations; (ii) gas utility operations;
(iii) oil and gas exploration and production operations; (iv) independent power production; (v) energy marketing, services and trading; and (vi) storage, transmission and processing of natural gas. Consumers or Consumers' subsidiaries are engaged in two segments: electric operations and gas operations. Consumers' electric and gas businesses are principally regulated utility operations. CMS Energy and its subsidiaries routinely evaluate, invest in, acquire and divest energy-related assets and/or companies both domestically and internationally. Consideration for such transactions may involve the delivery of cash or securities.

    CMS Energy's 1997 consolidated operating revenue was $4.8 billion. This consolidated operating revenue was derived from its electric utility operations (approximately 53%), its gas utility operations (approximately 25%), marketing, services and trading (approximately 14%), independent power production and other non-utility activities (approximately 4%), gas transmission, storage and processing activities (approximately 2%), and oil and gas exploration and production activities (approximately 2%). Consumers' consolidated operations in the electric and gas utility businesses account for the majority of CMS Energy's total assets, revenue and income. The unconsolidated share of non-utility independent power production, gas transmission and storage, marketing services and trading, and international energy distribution revenue for 1997 was $913 million.

    Consumers is a public utility serving gas or electricity to almost six million of Michigan's nine and a half million residents in Michigan's Lower Peninsula. Industries in Consumers' service area include automotive, metal, chemical, food and wood products industries and a diversified group of other industries. Consumers' 1997 consolidated operating revenue of $3.8 billion was derived approximately 67% from its electric utility business, approximately 32% from its gas utility business and approximately 1% from its non-utility business. Consumers' rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission (the "MPSC") and the Federal Energy Regulatory Commission. Consumers' nuclear operations are subject to the jurisdiction of the Nuclear Regulatory Commission.

    CMS Energy and its subsidiaries routinely evaluate, invest in, acquire and divest energy-related assets and/or businesses both domestically and internationally. Consideration for such transactions may involve the delivery of cash or securities.

    The foregoing information concerning CMS Energy and it subsidiaries does not purport to be comprehensive. For additional information concerning CMS Energy and its subsidiaries' business and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, prospective purchasers should refer to the Incorporated Documents. See "Incorporation of Certain Documents by Reference" and "Available Information" above.

    The address of the principal executive offices of CMS Energy is Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126. Its telephone number is (313) 436-9200.

                                 USE OF PROCEEDS

    As will be more specifically set forth in the applicable prospectus supplement, CMS Energy will use the net proceeds received from the sale of the unsecured senior or subordinated debt securities offered for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.


                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratios of earnings to fixed charges for each of the years ended December 31, 1993 through 1997, and for the nine months ended September 30, 1998, are as follows:

                                              Nine Months                    Year Ended December 31
                                                 Ended              --------------------------------------
                                           September 30, 1998       1997     1996     1995    1994    1993
                                           ------------------       ----     ----     ----    ----    ----
                                              (unaudited)
Ratio of earnings to fixed charges ...........  1.68                1.78     1.96     1.90    2.07     1.75




    For the purpose of computing such ratios, earnings represent net income before income taxes, net interest charges and the estimated interest portion of lease rentals.

                         DESCRIPTION OF DEBT SECURITIES

    The unsecured senior debt securities ("Senior Debt Securities") will be issued under an Indenture dated as of September 15, 1992, as amended and supplemented (the "Senior Debt Indenture"), between CMS Energy and NBD Bank, as Trustee (the "Senior Debt Trustee"), and the unsecured subordinated debt securities ("Subordinated Debt Securities") will be issued under an Indenture dated as of June 1, 1997, as amended and supplemented (the "Subordinated Debt Indenture"), between CMS Energy and The Bank of New Yorks Trustee (the "Subordinated Debt Trustee"). The descriptions of the provisions of the Senior Debt Securities and the Subordinated Debt Securities (together the "Debt Securities" or "Offered Securities"), the Senior Debt Indenture and the Subordinated Debt Indenture contained herein are brief summaries of such provisions and do not purport to be complete. The forms of the Senior Debt Indenture and the Subordinated Debt Indenture are filed as exhibits to the Registration Statement of which this prospectus is a part, and reference is made thereto for the respective definitive provisions of such Indentures. The descriptions herein are qualified in their entirety by such reference. Certain capitalized terms used herein shall have the meanings respectively set forth in the respective Indentures. Section references below are references to sections of the respective Senior Debt Indenture and Subordinated Debt Indenture.

    Specific terms of the particular unsecured senior or subordinated debt securities in respect of which this prospectus is being delivered, will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the unsecured senior or subordinated debt securities, the initial price thereof and the net proceeds from the sale thereof. Each prospectus supplement will set forth with regard to the particular unsecured senior or subordinated debt securities, without limitation, the designation, aggregate principal amount, denomination, maturity, any exchange, conversion, redemption or sinking fund provisions, provisions for redemption at the option of the holder, interest rate (which may be fixed or variable), the time and method of calculating interest payments, the right of CMS Energy, if any, to defer payment of interest on the unsecured senior or subordinated debt securities and the maximum length of such deferral period, any listing on a securities exchange and other specific terms of the offering.

GENERAL

    CMS Energy will offer under this prospectus unsecured Debt Securities, any of which may be issued as: (a) Senior Debt Securities or (b) Subordinated Debt Securities. The terms of any Debt Securities may or may not restrict the issuance by CMS Energy or its subsidiaries of additional indebtedness which is secured, unsecured, senior, pari passu or subordinated to such Debt Securities.

    CMS Energy is a holding company and its assets consist primarily of investments in its subsidiaries. The Debt Securities will be obligations exclusively of CMS Energy. CMS Energy's ability to service its indebtedness, including the Debt Securities, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, loans or advances, and repayment of loans and advances from CMS Energy. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments.

    A substantial portion of the consolidated liabilities of CMS Energy have been incurred by its subsidiaries. Therefore, CMS Energy's rights and the rights of its creditors, including holders of Debt Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary (in which case the claims of CMS Energy would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by CMS Energy).

    As of September 30, 1998, CMS Energy had outstanding approximately $2,321 million aggregate principal amount of indebtedness, none of which was secured. None of such indebtedness would be senior to any Senior Debt Securities which may be issued. All of such indebtedness would be senior to any Subordinated Debt Securities which may be issued. The Indenture, as supplemented, pursuant to which the Senior Debt Securities will be issued, contains certain limitations on the issuance of additional debt by CMS Energy, but indebtedness issued within such limitations could be secured and therefore senior to unsecured Senior Debt Securities. The Indenture pursuant to which the Subordinated Debt Securities will be issued contains no limitation on the issuance of indebtedness ranking senior to the Subordinated Debt Securities.

      The applicable prospectus supplement will set forth the following terms relating to the Offered Securities:

(1) The specific designation of the Offered Securities and whether such Offered Securities are Senior Debt Securities or Subordinated Debt Securities;

(2)  Any limit on the aggregate principal amount of the Offered Securities;

(3) The date or dates, if any (and whether fixed or extendible), on which the Offered Securities will mature;

(4) The rate or rates per annum (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates on which any such interest will be payable and the regular record dates for any interest payable on the Offered Securities;

(5) The place or places where the principal of and any interest on the Offered Securities shall be payable and where such Offered Securities may be surrendered for registration of transfer or exchange;

(6) Any provisions relating to the issuance of the Offered Securities at an original issue discount;

(7) The option, if any, of CMS Energy to redeem the Offered Securities and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such Offered Securities may be redeemed, in whole or in part, upon the exercise of such option;

(8) The obligation, if any, of CMS Energy to redeem such Offered Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the periods within which or the dates on which, the prices at which the terms and the terms and conditions upon which such Offered Securities will be redeemed, in whole or in part, pursuant to such obligation;

(9) The denominations in which such Offered Securities will be issued and whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to the exchanges between registered and bearer form;

(10) Whether the Offered Securities will be issuable in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global securities;

(11) Whether and under what circumstances CMS Energy will pay additional amounts with respect to the Offered Securities to a non-United States person (as defined in such prospectus supplement) on account of any tax, assessment or governmental charge withheld or deducted and, if so, whether CMS Energy will have the option to redeem such Offered Securities rather than pay such additional amounts; and

(12) Any other terms of the Offered Securities not inconsistent with the related Indenture, including covenants and events of default relating solely to the Offered Securities.

     Debt Securities may be issued at a substantial discount from the stated principal amount thereof ("Original Issue Discount Securities"). United States federal income tax consequences and other special considerations applicable thereto or to other Offered Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the prospectus supplement relating thereto.

CONCERNING THE TRUSTEES

    Each of NBD Bank, the Trustee under the Senior Debt Indenture, and The Bank of New York, the Trustee under the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships, including credit facilities.

SENIOR DEBT SECURITIES

    General. The Senior Debt Securities will be issuable under the Senior Debt Indenture. The Senior Debt Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder. Senior Debt Securities may be issued under the Senior Debt Indenture from time to time in one or more series. The Senior Debt Securities shall mature on a date not less than nine month, or more than 40 years after the date of issuance. Capitalized terms used in this section "Senior Debt Securities" and not otherwise specifically defined in this prospectus shall have the meanings respectively set forth in the Senior Debt Indenture.

    Exchange and Transfer. Senior Debt Securities may be presented for exchange and registered Senior Debt Securities may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Senior Debt Indenture. Senior Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

    Payment. Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and the premium and interest, if any, on all Senior Debt Securities in registered form will be made at the office or agency of the Senior Debt Trustee in the Borough of Manhattan, the City of New York, except that, at the option of CMS Energy, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Senior Debt Securities in registered form will be made to the Persons in whose name such Senior Debt Securities are registered at the close of business on the Record Date for such interest payments.

    Events of Default. The occurrence of any of the following events with respect to the Senior Debt Securities of any series will constitute an "Event of Default" with respect to the Senior Debt Securities of such series: (a) default for 30 days in the payment of any interest on any of the Senior Debt Securities of such series; (b) default in the payment when due of any of the principal of or the premium, if any, on any of the Senior Debt Securities of such series, whether at maturity, upon redemption, acceleration or otherwise; (c) default in the deposit or payment of any sinking fund or analogous payment in respect of any Senior Debt Securities of such series; (d) default for 60 days by CMS Energy in the observance or performance of any other covenant or agreement contained in the Senior Debt Indenture relating to the Senior Debt Securities of such series after written notice thereof as provided in the Senior Debt Indenture; (e) certain events of bankruptcy, insolvency or reorganization relating to CMS Energy or Consumers; (f) entry of final judgments against CMS Energy or Consumers aggregating in excess of $25,000,000 which remain undischarged or unbonded for 60 days; or (g) a default resulting in the acceleration of indebtedness of CMS Energy or Consumers in excess of $25,000,000, which acceleration has not been rescinded or annulled within 10 days after written notice of such default as provided in the Senior Debt Indenture. Additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Senior Debt Securities and will be described in the prospectus supplement relating to such Senior Debt Securities.

    If an Event of Default on any series of Senior Debt Securities shall have occurred and be continuing, either the Senior Debt Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of such series then Outstanding may declare the principal of all Senior Debt Securities of such series and the premium thereon and interest, if any, accrued thereon to be due and payable immediately.

    Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Senior Debt Securities of all such affected series then Outstanding shall have been cured or waived as provided in the Senior Debt Indenture by the Holders of a majority in aggregate principal amount of the Senior Debt Securities of the affected series then Outstanding.

    Reference is made to the prospectus supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

    The Senior Debt Indenture provides that the Senior Debt Trustee will be under no obligation to exercise any of its rights or powers under the Senior Debt Indenture at the request, order or direction of the Holders of the Senior Debt Securities, unless such Holders shall have offered to the Senior Debt Trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Senior Debt Indenture, the Holders of a majority in aggregate principal amount of the Senior Debt Securities of each affected series then Outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Trustee, or exercising any trust or power conferred on the Senior Debt Trustee, with respect to the Senior Debt Securities of such affected series.

    The Senior Debt Indenture provides that no Holder of Senior Debt Securities may institute any action against CMS Energy under the Senior Debt Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Senior Debt Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of Senior Debt Securities of the affected series then Outstanding (voting as one class) shall have requested the Senior Debt Trustee to institute such action and shall have offered the Senior Debt Trustee reasonable indemnity, the Senior Debt Trustee shall not have instituted such action within 60 days of such request and the Senior Debt Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Senior Debt Securities of the affected series then Outstanding (voting as one class).

    The Senior Debt Indenture requires CMS Energy to furnish to the Senior Debt Trustee annually a statement as to CMS Energy's compliance with all conditions and covenants under the Senior Debt Indenture. The Senior Debt Indenture provides that the Senior Debt Trustee may withhold notice to the Holders of the Senior Debt Securities of any series of any default affecting such series (except defaults as to payment of principal, premium of interest on the Senior Debt Securities of such series) if it considers such withholding to be in the interests of the Holders of the Senior Debt Securities of such series.

    Consolidation, Merger or Sale of Assets. The Senior Debt Indenture provides that CMS Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if such corporation assumes the obligations of CMS Energy under the Senior Debt Securities and the Senior Debt Indenture and is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia.

    Modification of the Senior Debt Indenture. The Senior Debt Indenture permits CMS Energy and the Senior Debt Trustee to enter into supplemental indentures thereto without the consent of the Holders of the Senior Debt Securities to:

    (A)  Secure the Senior Debt Securities of one or more series;

    (B) Evidence the assumption by a successor corporation of the obligations of CMS Energy under the Senior Debt Indenture and the Senior Debt Securities then Outstanding;

    (C) Add covenants for the protection of the Holders of the Senior Debt Securities;

    (D) Cure any ambiguity or correct any defect or inconsistency in the Senior Debt Indenture or to make such other provisions as CMS Energy deems necessary or desirable with respect to matters or questions arising under the Senior Debt Indenture, provided that no such action adversely affects the interests of any Holders of Senior Debt Securities;

    (E) Establish the form and terms of any series of securities under the Senior Debt Indenture; and

    (F)  Evidence the acceptance of appointment by a successor Senior Debt
         Trustee.

    The Senior Debt Indenture also permits CMS Energy and the Senior Debt Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Debt Securities of all series then Outstanding and affected (voting as one class), to enter into supplemental indentures to add any provisions to, or change in any matter or eliminate any of the provisions of, the Senior Debt Indenture or modify in any manner the rights of the Holders of the Senior Debt Securities of each such affected series; provided, however, that CMS Energy and the Senior Debt Trustee may not, without the consent of the Holder of each Senior Debt Security then outstanding and affected thereby, enter into any supplemental indenture to:

    (A) Change the time of payment of the principal (or any installment of principal) of any Senior Debt Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce the amount payable on any Original Issue Discount Securities upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Senior Debt Security when due; or

    (B) Reduce the percentage in principal amount of the Senior Debt Securities of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Senior Debt Indenture.

    Prior to the acceleration of the maturity of any Senior Debt Security, the Holders (voting as one class) of a majority in aggregate principal amount of the Senior Debt Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all such affected Senior Debt Securities waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Senior Debt Indenture or of any Senior Debt Security which cannot be modified or amended without the consent of the Holder of each Senior Debt Security affected.

    Defeasance, Covenant Defeasance and Discharge. The Senior Debt Indenture provides that, at the option of CMS Energy: (a) CMS Energy will be discharged from any and all obligations in respect of the Senior Debt Securities of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Senior Debt Securities of such series, to replace stolen, lost or mutilated Senior Debt Securities of such series, to maintain paying agencies and to maintain the trust described below); or (b) CMS Energy need not comply with certain restrictive covenants of the Senior Debt Indenture (including those described under "Consolidation, Merger or Sale of Assets"), in each case if CMS Energy irrevocably deposits in trust with the Senior Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Senior Debt Securities of such series on the stated maturity of such Senior Debt Securities (which may include one or more redemption dates designated by CMS Energy) in accordance with the terms thereof. To exercise such option, CMS Energy is required, among other things, to deliver to the Senior Debt Trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the Holders of the Senior Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (a) of the preceding sentence, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the Senior Debt Indenture there has been a change in the applicable federal income tax law.

    In the event CMS Energy exercises its option to effect a covenant defeasance with respect to the Senior Debt Securities of any series as described in the preceding paragraph and the Senior Debt Securities of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Senior Debt Trustee would be insufficient to pay amounts due on the Senior Debt Securities of such series at the time of the acceleration resulting from such Event of Default, CMS Energy would remain liable for such amounts.

    CMS Energy may also obtain a discharge of the Senior Debt Indenture with respect to all Senior Debt Securities then Outstanding (except for certain obligations to register the transfer of or exchange such Senior Debt Securities, to replace stole, lost or mutilated Senior Debt Securities, to maintain paying agencies and to maintain the trust described below) by irrevocably depositing in trust with the Senior Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Senior Debt Securities on the stated maturities thereof (including one or more redemption dates), provided that such Senior Debt Securities are by their terms due and payable, or are to be called for redemption, within one year.

    For United States federal income tax purposes any deposit contemplated in the preceding paragraph would be treated as an exchange of the Senior Debt Securities outstanding for other property. Accordingly, Holders of Senior Debt Securities outstanding may be required to recognize a gain or loss for United States federal income tax purposes upon such exchange. In addition, such Holders thereafter may be required to recognize income from such property which could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

    Governing Law. The Senior Debt Indenture and Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan unless the laws of another jurisdiction shall mandatorily apply.

SUBORDINATED DEBT SECURITIES

    General. The Subordinated Debt Securities will be issuable under the Subordinated Debt Indenture. The Subordinated Debt Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder. Subordinated Debt Securities may be issued under the Subordinated Debt Indenture from time to time in one or more series. The Subordinated Debt Securities shall mature on a date not less than nine months nor more than 40 years after the date of issuance. Capitalized terms used in this section "Subordinated Debt Securities" and not otherwise specifically defined in this prospectus shall have the meanings respectively set forth in the Subordinated Debt Indenture.

    Exchange and Transfer. Subordinated Debt Securities may be presented for exchange and registered Subordinated Debt Securities may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Subordinated Debt Indenture. Subordinated Debt Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

    Payment. Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and the premium and interest, if any, on all Subordinated Debt Securities in registered form will be made at the office or agency of the Subordinated Debt Trustee in the City of New York, except that, at the option of CMS Energy, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Subordinated Debt Securities in registered form will be made to the Persons in whose name such Subordinated Debt Securities are registered at the close of business on the Record Date for such interest payments.

    Events of Default. The occurrence of any of the following events with respect to the Subordinated Debt Securities of any series will constitute an "Event of Default" with respect to the Subordinated Debt Securities of such series:

    (A) Default for 30 days in the payment of any interest on any of the Subordinated Debt Securities of such series (whether or not payment is prohibited by the subordination provisions of the Subordinated Debt Indenture); provided, however, that if CMS Energy is permitted by the terms of the Subordinated Debt Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities;

    (B) Default in the payment when due of any of the principal of or the premium, if any, on any of the Subordinated Debt Securities of such series, whether at maturity, upon redemption, acceleration or otherwise (whether or not payment is prohibited by the subordination provision of the Subordinated Debt Indenture); provided, however, that if CMS Energy is permitted by the terms of the Subordinated Debt Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities;

    (C) Default in the deposit or payment of any sinking fund or analogous payment in respect if any Subordinated Debt Securities of such series (whether or not payment is prohibited by the subordination provisions of the Subordinated Debt Indenture);

    (D) Default for 60 days by CMS Energy in the observance or performance of any other covenant or agreement contained in the Subordinated Debt Indenture relating to the Subordinated Debt Securities of such series after written notice thereof as provided in the Subordinated Debt Indenture;

    (E) Certain events of bankruptcy, insolvency or reorganization relating to CMS Energy;

    (F) Entry of final judgments against CMS Energy or Consumers Energy aggregating in excess of $25,000,000 which remain undischarged or unbonded for 60 days; or

    (G) A default resulting in the acceleration of indebtedness of CMS Energy in excess of $25,000,000 which acceleration has not been rescinded or annulled within 10 days after written notice of such default as provided in the Subordinated Debt Indenture.

    Additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Subordinated Debt Securities and will be described in the prospectus supplement relating to such Subordinated Debt Securities.

    If any Event of Default on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Subordinated Debt Trustee or the Holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series then Outstanding may declare the principal of all Subordinated Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately.

    Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Subordinated Debt Securities of all such affected series then Outstanding shall have been cured or waived as provided in the Subordinated Debt Indenture by the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of the affected series then Outstanding.

    Reference is made to the prospectus supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

    The Subordinated Debt Indenture provides that the Subordinated Debt Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Debt Indenture at the request, order or direction of the Holders of the Subordinated Debt Securities, unless such Holders shall have offered to the Subordinated Debt Trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Subordinated Debt Indenture, the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of each affected series then Outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or exercising any trust or power conferred on the Subordinated Debt Trustee, with respect to the Subordinated Debt Securities of such affected series.

    The Subordinated Debt Indenture provides that no Holder of Subordinated Debt Securities may institute any action against CMS Energy under the Subordinated Debt Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Subordinated Debt Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of the affected series then Outstanding (voting as one class) shall have requested the Subordinated Debt Trustee to institute such action and shall have offered the Subordinated Debt Trustee reasonable indemnity, the Subordinated Debt Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of the affected series then Outstanding (voting as one class).

    The Subordinated Debt Indenture requires CMS Energy to furnish to the Subordinated Debt Trustee annually a statement as to CMS Energy?s compliance with all conditions and covenants under the Subordinated Debt Indenture. The Subordinated Debt Indenture provides that the Subordinated Debt Trustee may withhold notice to the Holders of the Subordinated Debt Securities of any series of any default affecting such series (except defaults as to payment of principal, premium or interest on the Subordinated Debt Securities of such series) if it considers such withholding to be in the interests of the Holders of the Subordinated Debt Securities of such series.

    Subordination. The Subordinated Debt Indenture provides (and each Holder of Subordinated Debt Securities by acceptance thereof agrees) that the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein) of CMS Energy. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. In addition, the Subordinated Debt Indenture provides that upon the happening and during the continuation of any default in payment of the principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by CMS Energy with respect to the principal of, premium, if any, or interest on Subordinated Debt Securities or to acquire any Subordinated Debt Securities or on account of any sinking fund provisions applicable to Subordinated Debt Securities. CMS Energy shall give prompt written notice to the Subordinated Debt Trustee of any default in payment of principal of or interest on any Senior Indebtedness. The Subordinated Debt Indenture provisions described in this paragraph, however, do not prevent CMS Energy from making sinking fund payments in Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, winding up, liquidation or reorganization of CMS Energy, whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise: (i) all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to any payments whatsoever; and (ii) any payment or distribution of CMS Energy?s assets of any kind or character, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities shall be paid or delivered directly to the Holders of such Senior Indebtedness (or their representative or trustee) in accordance with the priorities then existing among such Holders until all Senior Indebtedness shall have been paid in full before any payment or distribution is made to the Holders of Subordinated Debt Securities. In the event that notwithstanding such subordination provisions, any payment or distribution of assets of any kind or character is made on the Subordinated Debt Securities before all Senior Indebtedness is paid in full, the Subordinated Debt Trustee or the Holders of Subordinated Debt Securities receiving such payment will be required to pay over such payment or distribution to the Holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Subordinated Debt Securities will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. As a result of the subordination provisions, in the event of CMS Energy?s insolvency, Holders of the Subordinated Debt Securities may recover ratably less than senior creditors of CMS Energy.

    "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed:

    (I) Indebtedness of CMS Energy for money borrowed by CMS Energy (including purchase money obligations) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers? acceptances or other corporate debt securities or similar instruments issued by CMS Energy;

    (II)  Obligations with respect to letters of credit;

    (III) All Indebtedness of others of the type referred to in the preceding clauses (I) and (II) assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy; or

    (IV) Renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (I), (II) and (III) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

    The Subordinated Debt Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1998, Senior Indebtedness of CMS Energy aggregated approximately $2,321 million.

    Consolidation, Merger or Sale of Assets. The Subordinated Debt Indenture provides that CMS Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if such corporation assumes the obligations of CMS Energy under the Subordinated Debt Securities and the Subordinated Debt Indenture and is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia.

    Modification of the Subordinated Debt Indenture. The Subordinated Debt Indenture permits CMS Energy and the Subordinated Debt Trustee to enter into supplemental indentures thereto without the consent of the Holders of the Subordinated Debt Securities to:

    (A)  Secure the Subordinated Debt Securities of one or more series;

    (B) Evidence the assumption by a successor corporation of the obligations of CMS Energy under the Subordinated Debt Indenture and the Subordinated Debt Securities then Outstanding;

    (C) Add covenants for the protection of the Holders of the Subordinated Debt Securities;

    (D) Cure any ambiguity or correct any defect or inconsistency in the Subordinated Debt Indenture or to make such other provisions as CMS Energy deems necessary or desirable with respect to matters or questions arising under the Subordinated Debt Indenture, provided that no such action adversely affects the interests of any Holders of Subordinated Debt Securities;

    (E) Establish the form and terms of any series of securities under the Subordinated Debt Indenture; and

    (F) Evidence the acceptance of appointment by a successor Subordinated Debt Trustee.

    The Subordinated Debt Indenture also permits CMS Energy and the Subordinated Debt Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities of all series then Outstanding and affected (voting as one class), to enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Subordinated Debt Indenture or modify in any manner the rights of the Holders of Subordinated Debt Securities of each such affected series; provided, however, that CMS Energy and the Subordinated Debt Trustee may not, without the consent of the Holder of each Subordinated Debt Security then outstanding and affected thereby, enter into a supplemental indenture to:

    (A) Change the time of payment of the principal (or any installment of principal) of any Subordinated Debt Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce the amount payable on any Original Issue Discount Securities upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any Subordinated Debt Security when due; or

    (B) Reduce the percentage in principal amount of the Subordinated Debt Securities of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Subordinated Debt Indenture.

    Prior to the acceleration of the maturity of any Subordinated Debt Security, the Holders of a majority in aggregate principal amount of the Subordinated Debt Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Subordinated Debt Securities waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Subordinated Debt Indenture or of any Subordinated Debt Security which cannot be modified or amended without the consent of the Holder of each Subordinated Debt Security affected.

    Defeasance, Covenant Defeasance and Discharge. The Subordinated Debt Indenture provides that, at the option of CMS Energy:

    (A) CMS Energy will be discharged from any and all obligations in respect of the Subordinated Debt Securities of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Subordinated Debt Securities of such series, to replace stolen, lost or mutilated Subordinated Debt Securities of such series, to maintain paying agencies and to maintain the trust described below), or

    (B) CMS Energy need not comply with certain restrictive covenants of the Subordinated Debt Indenture (including those described under "Consolidation, Merger or Sale of Assets"), in each case if CMS Energy irrevocably deposits in trust with the Subordinated Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Subordinated Debt Securities of such series on the stated maturity of such Subordinated Debt Securities (which may include one or more redemption dates designated by CMS Energy) in accordance with the terms thereof.

    To exercise such option, CMS Energy is required, among other things, to deliver to the Subordinated Debt Trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the Holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes as amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (A) of the preceding paragraph, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the Subordinated Debt Indenture there has been a change in the applicable federal income tax law.

    In the event CMS Energy exercises its option to effect a covenant defeasance with respect to the Subordinated Debt Securities of any series as described in the preceding paragraph and the Subordinated Debt Securities of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Subordinated Debt Trustee would be insufficient to pay amounts due on the Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default, CMS Energy would remain liable for such amounts.

    CMS Energy may also obtain a discharge of the Subordinated Debt Indenture with respect to all Subordinated Debt Securities then Outstanding (except for certain obligations to register the transfer of or exchange such Subordinated Debt Securities to replace stolen, lost or mutilated Subordinated Debt Securities, to maintain paying agencies and to maintain the trust described below) by irrevocably depositing in trust with the Subordinated Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Subordinated Debt Securities on the stated maturities thereof (including one or more redemption dates), provided that such Subordinated Debt Securities are by their terms due and payable, or are to be called for redemption, within one year.

    For United States federal income tax purposes any deposit contemplated in the preceding paragraph would be treated as an exchange of the Subordinated Debt Securities outstanding for other property. Accordingly, holders of Subordinated Debt Securities outstanding may be required to recognize a gain or loss for United States federal income tax purposes upon such exchange. In addition, such Holders thereafter may be required to recognize income from such property which could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

    Governing Law. The Subordinated Debt Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of Michigan except to the extent the laws of another jurisdiction shall be mandatorily applicable.

                                 LEGAL OPINIONS

    Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy by Michael D. Van Hemert, Esq., Assistant General Counsel for CMS Energy. Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                     EXPERTS


    The consolidated financial statements and schedule of CMS Energy as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited interim consolidated financial information for the periods ended March 31, 1998 and 1997, June 30, 1998 and 1997, and September 30, 1998 and 1997, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they did not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act, for their reports on the unaudited interim consolidated financial information because those reports are not a "report" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    Future consolidated financial statements of CMS Energy and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.



                              PLAN OF DISTRIBUTION

    CMS Energy may sell the Offered Securities: (i) through the solicitation of proposals of underwriters or dealers to purchase the Offered Securities; (ii) through underwriters or dealers on a negotiated basis; (iii) directly to a limited number of purchasers or to a single purchaser; or (iv) through agents. The prospectus supplement with respect to any Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to CMS Energy from such sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

If dealers are utilized in the sale of Offered Securities, CMS Energy will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

    The Offered Securities may be sold directly by CMS Energy or through agents designated by CMS Energy from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this prospectus is delivered will be named, and any commissions payable by CMS Energy to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    The Offered Securities may be sold directly by CMS Energy to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

    Agents, dealers and underwriters may be entitled under agreements with CMS Energy to indemnification by CMS Energy against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for CMS Energy in the ordinary course of business.

    The Offered Securities may or may not be listed on a national securities exchange. Reference is made to the prospectus supplement with regard to such matter. No assurance can be given that there will be a market for any of the Offered Securities.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                                    AMOUNT
                                                                                   --------
       Filing Fee -- Securities and Exchange Commission......................      $111,200
       *Listing on New York Stock Exchange...................................        75,000
       *Trustees expenses....................................................        18,000
       *Printing and Engraving...............................................       200,000
       *Services of counsel..................................................        50,000
       *Services of independent public accountants, Arthur Andersen LLP......        25,000
       *Rating Agency Fees, Collateral Agent's and Purchase..................       100,000
       Contract Agent's Fees.................................................
       *Blue Sky fees and expenses...........................................        20,000
       *Miscellaneous........................................................        10,800
                                                                                   --------
                TOTAL                                                              $610,000

----------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

    Resolved: That effective March 1, 1987 the corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

    The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of CMS Energy's Articles of Incorporation provides:

    A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (I) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of section 551 (I) of the Michigan Business Corporation Act, and (iv) any action from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of CMS Energy's Articles of Incorporation provides:

    Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    Sections 561 through 571 of the Michigan Business Corporation Act provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

    Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors of officers or another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

ITEM 16. EXHIBITS.

                  EXHIBIT NO.                                          DESCRIPTION
                  -----------                                          -----------

                   (1)(a)           -       Form of Underwriting Agreement with respect to the Offered
                                            Securities.

                  *(3)(a)           -       Restated Articles of Incorporation of CMS Energy.  (Designated in CMS
                                            Energy's Form S-4 Registration Statement filed June 6, 1995, File No.
                                            33-60007, as Exhibit 3(i).)

                  *(3)(b)           -       By-Laws of CMS Energy.  (Designated in CMS Energy's Form 10-K for the
                                            year ended December 31, 1994, File No. 1-9513, as Exhibit 3(c).)

                  *(4)(a)           -       Indenture dated September 15, 1992 between CMS Energy Corporation and
                                            NBD Bank, as Trustee.  (Designated in CMS Energy's Form S-3
                                            Registration Statement filed May 1, 1992, File No. 33-47629, as
                                            Exhibit 4(a).)

                                            First Supplemental Indenture dated October 1, 1992 between CMS Energy
                                            Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                            8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4.)

                                            Second Supplemental Indenture dated October 1, 1992 between CMS Energy
                                            Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                            8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                            Third Supplemental Indenture dated May 6, 1997 between CMS Energy
                                            Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                            10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit
                                            4.)

                                            Fourth Supplemental Indenture dated September 26, 1997 between CMS
                                            Energy Corporation and NBD Bank, as Trustee. (Designated in CMS
                                            Energy's Form S-3 Registration Statement filed October 6, 1997, File
                                            No. 333-37241, as Exhibit 4(a).)

                                            Fifth Supplemental Indenture dated November 4, 1997 between CMS Energy
                                            Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                            10-Q for the quarter ended September 30, 1997, File No. 1-9513, as
                                            Exhibit 4(b).)

                                            Sixth Supplemental Indenture dated January 13, 1998 between CMS Energy
                                            Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                            10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit
                                            4(a).)

                  *(4)(b)           -       Indenture dated as of January 15, 1994 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee.  (Designated in CMS
                                            Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit
                                            4(b).)

                                            First Supplemental Indenture dated January 20, 1994 between CMS Energy
                                            Corporation and The Chase Manhattan Bank, as Trustee. (Designated in
                                            CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as
                                            Exhibit 4(b).)


                                            Second Supplemental Indenture dated March 19, 1996 between CMS Energy
                                            Corporation and The Chase Manhattan Bank, as Trustee. (Designated in
                                            CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No.
                                            1-9513, as Exhibit 4.)

                                            Third Supplemental Indenture dated March 17, 1997 between CMS Energy
                                            Corporation and The Chase Manhattan Bank, as Trustee. (Designated in
                                            CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit
                                            4.)

                                            Fourth Supplemental Indenture dated September 17, 1997 between CMS
                                            Energy Corporation and The Chase Manhattan Bank, as Trustee.
                                            (Designated in CMS Energy's Form S-3 Registration Statement filed
                                            September 22, 1997, File No. 333-36115, as Exhibit 4(d).)

                                            Fifth Supplemental Indenture dated August 26, 1998 between CMS Energy
                                            Corporation and The Chase Manhattan Bank, as Trustee. (Designated in
                                            CMS Energy's Form S-4 Registration Statement filed September 10, 1998,
                                            File No. 333-63229, as Exhibit 4(c).)

                  *(4)(c)           -       Indenture dated June 1, 1997 between CMS Energy Corporation and The
                                            Bank of New York, as Trustee.  (Designated in CMS Energy's Form 8-K
                                            dated June 1, 1997, File No. 1-9513, as Exhibit 4(a).)

                                            First Supplemental Indenture dated June 20, 1997 between CMS Energy
                                            Corporation and The Bank of New York, as Trustee. (Designated in CMS
                                            Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit
                                            4(b).)

                  *(4)(d)           -       Credit Agreement dated as of July 21, 1997, among CMS Energy, the
                                            Banks, the Administrative Agent, the Collateral Agent, the
                                            Documentation Agent, the Syndication Agent, the Co-Agents and the
                                            Lead Manager, all as defined therein, and the Exhibits and Schedules thereto.  (Designated in CMS Energy's Form 10-Q for the quarter ended
                                            June 30, 1997, File no. 1-9513, as Exhibit 4.)

                                            Amendment No. 1 dated January 30, 1998 to Credit Agreement dated July
                                            21, 1997, among CMS Energy, the Banks, the Administrative Agent, the
                                            Collateral Agent, the Documentation Agent, the Syndication Agent, the
                                            Co-Agents and the Lead Manager, all as defined therein, and the
                                            Exhibits thereto. (Designated in CMS Energy's Form S-4 Registration
                                            Statement file September 10, 1998, File No. 333-63229, as Exhibit
                                            4(f).)

                  *(4)(e)           -       Registration Rights Agreement dated as of November 7, 1997 by and among CMS Energy and Donaldson, Lufkin & Jenrette Securities
                                            Corporation, Chase Securities, Inc., CIBC Oppenheimer Corp., Morgan
                                            Stanley & Co. Incorporated, and Salomon Brothers, Inc.  (Designated
                                            in CMS Energy's Form S-4 Registration Statement filed December 23,
                                            1997, File No. 333-43077, as Exhibit 4(d).)

                  (5)               -       Opinion of Michael D. VanHemert, Assistant General Counsel for CMS
                                            Energy.

                  (12)              -       Statement regarding computation of ratios of earnings to fixed charges.

                  (15)(a)           -       Arthur Andersen LLP Letter re: CMS Energy unaudited interim financial information for the period ended March 31, 1998.

                                      II-4

                  (15)(b)           -       Arthur Andersen LLP Letter re: CMS Energy  unaudited interim financial information for the periods ended June 30, and September
                                            30, 1998.

                  (23)(a)           -       Consent of Michael D. VanHemert, Assistant General Counsel for CMS
                                            Energy (included in Exhibit (5) above).

                  (23)(b)           -       Consent of Arthur Andersen LLP

                  (24)              -       Powers of Attorney

                  (25)(a)           -       Statement of Eligibility and Qualification (Form T-1) of NBD Bank
                                            (Trustee under the Senior Debt Indenture).

                  (25)(b)           -       Statement of Eligibility and Qualification (Form T-1) of The Bank of
                                            New York (Trustee under the Subordinated Debt Indenture).

----------

*  Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

    (1) To file a post-effective amendment to this registration statement during any period in which offers or sales are being made:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

    (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on December 15, 1998.

CMS ENERGY CORPORATION

                                    By:
                                              /s/ A.M. Wright
                                        -----------------------------------
                                                 Alan M. Wright
                                         Senior Vice President and Chief
                                               Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on December 15, 1998.


         NAME                                                                   TITLE
         ----                                                                   -----

(i)      Principal executive officer:

              /s/ William T. McCormick, Jr.                         Chairman of the Board, Chief Executive Officer and Director
         ----------------------------------------
         William T. McCormick, Jr.


(ii)     Principal financial officer:

              /s/ A.M. Wright                                       Senior Vice President and Chief Financial Officer
         ----------------------------------------
         Alan M. Wright


(iii)        /s/ P.D. Hopper                                        Senior Vice President, Controller and Chief Accounting Officer
         ----------------------------------------
         Preston D. Hopper


                            *                                       Director
         ----------------------------------------
         (John M. Deutch)

                            *                                       Director
         ----------------------------------------
         (James J. Duderstadt)

                            *                                       Director
         ----------------------------------------
         (Kathleen R. Flaherty

                            *                                       Director
         ----------------------------------------
         (Victor J. Fryling)



         NAME                                                       TITLE
         ----                                                       -----


                            *                                       Director
         ----------------------------------------
         (Earl D. Holton)

                            *                                       Director
         ----------------------------------------
         (William U. Parfet)

                            *                                       Director
         ----------------------------------------
         (Percy A. Pierre)

                                                                    Director
         ----------------------------------------
         (Kenneth L. Way)

                            *                                       Director
         ----------------------------------------
         (Kenneth Whipple)

                            *                                       Director
         ----------------------------------------
         (John B. Yasinsky)


By:      /s/ A.M. Wright
         ----------------------------------------
         Alan M. Wright
         Attorney-in-Fact


                                    EXHIBITS



                EXHIBIT NO.                                 DESCRIPTION
                -----------                                 -----------

                   (1)(a)           -  Form of Underwriting  Agreement with respect to the Offered  Securities.

                  *(3)(a)           -  Restated  Articles  of  Incorporation  of  CMS  Energy.  (Designated  in CMS
                                       Energy's  Form S-4  Registration  Statement  filed  June 6,  1995,  File No.
                                       33-60007, as Exhibit 3(i).)

                  *(3)(b)           -  By-Laws of CMS Energy.  (Designated  in CMS Energy's  Form 10-K for the year ended December 31, 1994, File No. 1-9513, as Exhibit 3(c).)

                  *(4)(a)           -  Indenture  dated  September 15, 1992 between CMS Energy  Corporation and NBD
                                       Bank,  as  Trustee.  (Designated  in  CMS  Energy's  Form  S-3  Registration
                                       Statement filed May 1, 1992, File No. 33-47629, as Exhibit 4(a).)

                                       First Supplemental Indenture dated October 1, 1992 between CMS Energy
                                       Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K
                                       dated October 1, 1992, File No. 1-9513, as Exhibit 4.)

                                       Second Supplemental Indenture dated October 1, 1992 between CMS Energy
                                       Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K
                                       dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                       Third Supplemental Indenture dated May 6, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the
                                       quarter ended March 31, 1997, File No. 1-9513, as Exhibit 4.)

                                       Fourth Supplemental Indenture dated September 26, 1997 between CMS Energy
                                       Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3
                                       Registration Statement filed October 6, 1997, File No. 333-37241, as Exhibit
                                       4(a).)

                                       Fifth Supplemental Indenture dated November 4, 1997 between CMS Energy
                                       Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q
                                       for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit 4(b).)

                                       Sixth Supplemental Indenture dated January 13, 1998 between CMS Energy
                                       Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-K
                                       for the year ended December 31, 1997, File No. 1-9513, as Exhibit 4(a).)

                  *(4)(b)           -  Indenture  dated as of January 15, 1994 between CMS Energy  Corporation  and
                                       The Chase  Manhattan  Bank,  as Trustee.  (Designated  in CMS Energy's  Form
                                       8-K dated March 29, 1994, File No. 1-9513, as Exhibit 4(b).)

                                       First Supplemental Indenture dated January 20, 1994 between CMS Energy
                                       Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS
                                       Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit 4(b).)



                                       Second Supplemental Indenture dated March 19, 1996 between CMS Energy
                                       Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS
                                       Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as
                                       Exhibit 4.)

                                       Third Supplemental Indenture dated March 17, 1997 between CMS Energy
                                       Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS
                                       Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit 4.)

                                       Fourth Supplemental Indenture dated September 17, 1997 between CMS Energy
                                       Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS
                                       Energy's Form S-3 Registration Statement filed September 22, 1997, File No.
                                       333-36115, as Exhibit 4(d).)

                                       Fifth Supplemental Indenture dated August 26, 1998 between CMS Energy
                                       Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS
                                       Energy's Form S-4 Registration Statement filed September 10, 1998, File No.
                                       333-63229, as Exhibit 4(c).)

                  *(4)(c)           -  Indenture  dated June 1, 1997  between CMS Energy  Corporation  and The Bank of New York,  as Trustee.  (Designated  in CMS Energy's  Form 8-K dated June
                                       1, 1997, File No. 1-9513, as Exhibit 4(a).)

                                       First Supplemental Indenture dated June 20, 1997 between CMS Energy
                                       Corporation and The Bank of New York, as Trustee. (Designated in CMS Energy's
                                       Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit 4(b).)

                  *(4)(d)           -  Credit  Agreement  dated as of July 21, 1997,  among CMS Energy,  the Banks, the  Administrative  Agent, the Collateral Agent, the  Documentation  Agent,
                                       the Syndication  Agent,  the Co-Agents and the Lead Manager,  all as defined therein,  and  the  Exhibits  and  Schedules  thereto.  (Designated  in  CMS
                                       Energy's Form 10-Q for the quarter ended June 30, 1997, File no. 1-9513,  as
                                       Exhibit 4.)

                                       Amendment No. 1 dated January 30, 1998 to Credit Agreement dated July 21,
                                       1997, among CMS Energy, the Banks, the Administrative Agent, the Collateral
                                       Agent, the Documentation Agent, the Syndication Agent, the Co-Agents and the
                                       Lead Manager, all as defined therein, and the Exhibits thereto. (Designated in
                                       CMS Energy's Form S-4 Registration Statement file September 10, 1998, File No.
                                       333-63229, as Exhibit 4(f).)

                  *(4)(e)           -  Registration Rights Agreement dated as of November 7, 1997 by and among CMS
                                       Energy and Donaldson, Lufkin & Jenrette Securities Corporation, Chase
                                       Securities, Inc., CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated,
                                       and Salomon Brothers, Inc. (Designated in CMS Energy's Form S-4 Registration
                                       Statement filed December 23, 1997, File No. 333-43077, as Exhibit 4(d).)

                  (5)               -  Opinion of Michael D. VanHemert, Assistant General Counsel for CMS Energy.

                  (12)              -  Statement regarding computation of ratios of earnings to fixed charges.

                  (15)(a)           -  Arthur Andersen LLP Letter re: CMS  Energy  unaudited interim financial information for the period ended March 31, 1998.

                  (15)(b)           -  Arthur Andersen LLP Letter re: CMS Energy  unaudited interim financial information for the periods ended June 30, and September 30, 1998.


                  (23)(a)           -  Consent of Michael D. VanHemert, Assistant General Counsel for CMS Energy
                                       (included in Exhibit (5) above).

                  (23)(b)           -  Consent of Arthur Andersen LLP

                  (24)              -  Powers of Attorney

                  (25)(a)           -  Statement of Eligibility and Qualification (Form T-1) of NBD Bank (Trustee
                                       under the Senior Debt Indenture).

                  (25)(b)           -  Statement of Eligibility and Qualification (Form T-1) of The Bank of New
                                       York (Trustee under the Subordinated Debt Indenture).

----------

*  Previously filed